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                                                                    EXHIBIT 99.1


                                  [CART LOGO]


Contact:  Thomas L. Carter, Chief Financial Officer, (317) 715-4195  [MPH LOGO]

BIGGS RESIGNS POSITION ON CART BOARD OF DIRECTORS

INDIANAPOLIS (August 21, 2003) - Championship Auto Racing Teams, Inc. (NYSE:
MPH) confirmed today that Robert D. Biggs has resigned from CART's Board of Directors, effective August 20, 2003. In making his decision, Mr. Biggs cited personal circumstances.


ABOUT CHAMPIONSHIP AUTO RACING TEAMS, INC.

Championship Auto Racing Teams, Inc. (NYSE: MPH) owns, operates and markets the 2003 Bridgestone Presents The Champ Car World Series Powered by Ford. Veteran racing teams such as Newman/Haas Racing, Player's/Forsythe Racing, Team Rahal, Patrick Racing and Walker Racing will compete with many new teams this year in pursuit of the Vanderbilt Cup. CART Champ Cars are thoroughbred racing machines that reach speeds in excess of 200 miles per hour, showcasing the technical expertise of manufacturers such as Ford Motor Company, Lola Cars, Reynard Motorsport and Bridgestone/Firestone North American Tire, LLC. The 19-race 2003 Bridgestone Presents The Champ Car World Series Powered by Ford will be broadcast by television partners CBS and SPEED Channel. CART also owns and operates its top development series, the Toyota Atlantic Championship. Learn more about CART's open-wheel racing series at www.champcarworldseries.com.




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